UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2018

Date of Report

(Date of Earliest Event Reported)

EVAMEDIA CORP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55386	47-3165462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

75 Broadway, Suite 202

San Francisco, CA, 9411

(Address of Principal Executive Offices)

941-914-7513

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02, Unregistered Sales of Equity Securities

On April 2, 2018, EvaMedia, Corp. (the “Company”) consummated a private placement of 17,737,236 restricted shares of its common stock to 28 accredited investors and 24 non-accredited investors at a purchase price of $0.0001 per share for a total purchase price of $1773.72. The transaction was a private placement conducted pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

ITEM 9.01 EXHIBIT

10.1	Form of Common Stock Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: April 3, 2018
/s/ David Boulette
Chief Executive Officer